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                         SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                      FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 12, 1998

                                 PARADISE HOLDINGS, INC.
                             (FORMERLY JAVA CENTRALE, INC.)
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                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 DELAWARE                          1-12932                    68-0412009
----------------                --------------             ---------------
(STATE OR OTHER                 (COMMISSION                (I.R.S. EMPLOYER
JURISDICTION OF                 FILE NUMBER)                IDENTIFICATION
  INCORPORATION)                                                  NUMBER)

       1610 ARDEN WAY, SUITE 145 SACRAMENTO, CALIFORNIA          95815
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        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (916) 568-2310

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ITEM 5.  Other Events

     1.  LETTER OF INTENT TO ACQUIRE ASSETS OF AXXESS MEDIA, INC.

The Board of Directors of Paradise Holdings, Inc. announced on May 18, 1998 the signing of a conditional letter of intent to purchase the Internet publications known collectively as the "FinancialWeb" from Axxess, Inc. AXXS of Altamonte Springs, Florida. The FinancialWeb family of investor sites are distributed over the Internet and include free real-time quotes; technical analysis, charting and portfolio analysis; news and market data; fundamental research; recommendations and analysis from Wall Street; financial humor; EDGAR filings; investigative reporting; short selling strategies and a site devoted to the Small Cap market or derive income from banner advertising sales, syndication of editorial content, licensing of data and technology, list rentals and sales of premium services.

The transaction is an asset purchase to include those specific assets of Axxess identified as the "FinancialWeb" family of Internet web sites, which consists of domain names, technology, hardware, software, trademarks, clients, customers, etc. Additionally, Paradise shall assume certain contractual obligations with respect to data and technology providers, and key programmers and consultants necessary to the operation of the web sites. The purchase price is to be a combination of cash and stock at closing, along with additional consideration in stock after one year on an earn-out basis, tied to increased site traffic and operation of additional web sites currently in development.

The closing of the transaction is subject to the completion of a due diligence review by Paradise; the requisite board, shareholder and governmental approvals if necessary; and the negotiation of an asset purchase agreement between the parties. The parties to the agreement are contemplating the closing of the transaction described herein prior to July 31, 1998. Axxess has agreed not to initiate any discussions or negotiations with any third parties regarding the sale of the FinancialWeb family of web sites and the related assets.

     2.  LETTER OF INTENT TO SELL ASSETS OF PARADISE BAKERY, INC.

     The Board of Directors of Paradise Holdings, Inc. announced on May 18, 1998 the signing of a conditional letter of intent to sell its Paradise Bakery & Cafe retail operations to AFC Enterprises of Atlanta, GA. The sale includes 15 company cafes, 34 franchised units and a commissary that is a fulfillment house of proprietary items for use in the restaurants.

     The transaction is an asset purchase to include all of the right, title and interest in the assets of Paradise Bakery, Inc. including the assumption of only those liabilities under franchise agreements and real estate leases. The purchase price is to be a combination of cash at closing along with additional consideration in either stock or cash 24 months after closing on an earn-out basis tied to store level contributions.

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     The conditions to closing the transaction include: (a.) The completion of a due diligence review by AFC; (b.) AFC and Paradise Holdings obtaining necessary consents from their Boards and any other necessary third parties including governmental agencies to include approval of the asset sale by the shareholders of Paradise; (c.) AFC and Paradise to negotiate and agree to an asset purchase agreement; (d.) The receipt by Paradise of a fairness opinion regarding the purchase price for the assets.

     The parties have agreed to work towards a closing date of June 30, 1998. Prior to June 30, 1998 Paradise will not solicit or initiate discussions or negotiations with any other party regarding a sale of the Paradise Bakery asset.

ITEM 6.  Resignation of Registrant's Directors

     RESIGNATION OF CHAIRMAN OF THE BOARD.

     Effective as of May 14, 1998, Richard J. Crosby, the Chairman of the Board, resigned from the Company.

ITEM 7.  Financial Statements and Exhibits

     c) Exhibits

          2.4 Letter of Intent dated May 15, 1998 between Paradise Holdings, Inc. and Axxess Media, Inc.

          2.5 Letter of Intent dated May 12, 1998 between Paradise Holdings, Inc. and AFC Enterprises.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    JAVA CENTRALE, INC.

                                    By: /s/ GARY C. NELSON
                                       ------------------------------------
                                              Gary C. Nelson
                                              Its President

Date: May 19, 1998

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